U. S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 9, 2014

(Date of Report–Date of Earliest Event Reported)

CACI International Inc

(Exact name of registrant as specified in its Charter)

Delaware	001-31400	54-1345888
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1100 N. Glebe Road,

Arlington, Virginia 22201

(Address of Principal executive offices) (ZIP code)

(703) 841-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(c). DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective June 9, 2014, Gregory W. Buckis, Sr. was appointed as Senior Vice President, Corporate Controller and Principal Accounting Officer, of the Company.

Mr. Buckis, age 53, has over 30 years of financial experience in positions of increasing responsibility, most recently at Global Integrated Security where he was Chief Financial Officer and Treasurer since 2012. Prior to Global Integrated Security, Mr. Buckis served as Chief Financial Officer of Mission Readiness LLC from 2010 to 2012. Prior to Mission Readiness LLC, Mr. Buckis served as Vice President and Chief Accounting Officer at US Power Generating Company from 2008 to 2009; as Vice President, Corporate Controller, UIL Holdings Corporation from 2003 to 2007; and as Vice President, Controller, Nasdaq Stock Market, Inc. from 2000 to 2003. From 1982-2000, Mr. Buckis held various financial positions at several companies with progressive financial responsibility.

There was no arrangement or understanding pursuant to which Mr. Buckis was selected as an officer of the Company. There are no family relationships between Mr. Buckis and any director or executive officer of the Company, or any person chosen by the Company to become a director or executive officer. There are no related party transactions of the kind described in Item 404(a) of Regulation S-K in which Mr. Buckis was a participant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

By	/s/ J. William Koegel, Jr.
J. William Koegel, Jr. Executive Vice President, General Counsel & Secretary

Dated: June 10, 2014